SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 21, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

2575 East Camelback Rd. Phoenix, AZ		85016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 21, 2004, the Board of Directors of Southern Peru Copper Corporation appointed Mr. Oscar González Rocha, the President of the Company, Chief Executive Officer replacing Mr. Germán Larrea Mota-Velasco.  Mr. Germán Larrea Mota-Velasco resigned as Chief Executive Officer of the Company due to internal organizational changes within Grupo Mexico, the controlling shareholder.  There were no disagreements with the Company or management.  The Company expressed its gratitude and recognition to Mr. Germán Larrea Mota-Velasco for his valuable service as Chief Executive Officer. Mr. Germán Larrea Mota-Velasco remains as Chairman of the Board of Directors of the Company.

Mr. Oscar González Rocha, age 66, has been President, General Director and Chief Operating Officer of the Company since December 1999 and director since November 1999.  He was Managing Director of Mexicana de Cobre, S.A. de C.V. from 1986 to 1999 and of Mexicana de Cananea, S.A. de C.V. from 1990 to 1999. He has been an alternate director of Grupo Mexico from 1988 to April 2002 and director of Grupo Mexico since April 2002.  Mr. González Rocha is also the Vice President of the Peruvian/Mexican Chamber of Commerce.

As of September 30, 2004 the Company purchased $953,000 of industrial materials from Higher Technology Solutions S.A. (“Higher Tech”), a Peruvian corporation and a related company.  Mr. Carlos González, a son of the Company’s Chief Executive Officer, President and General Director, is a partner in Higher Tech and the owner of the related party.  In addition, as of September 30, 2004 the Company purchased $354,000 of industrial materials from Societé Française des Bandes Transporteuses (“S.F.B.T.”), a French Corporation.  Mr. Alejandro González, a son of the Company’s Chief Executive Officer, President and General Director, is affiliated with this company. Related party transactions are reviewed by the Audit Committee of the Company.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On October 21, 2004, the Board of Directors amended the Company’s Code of Business Conduct and Ethics to clarify certain ethical requirements of directors, officers, and employees of the Company.  The amendment also clarifies that complaints of suspected violations of the Company’s corporate policies and codes of conduct submitted to the Audit Committee of the Company shall be handled in accordance with the procedure established by the Audit Committee for the receipt, retention, and treatment of complaints, including those related to suspected misconduct, illegal activity or fraud.  The Company will disclose the revised Code of Business Conduct and Ethics on its Internet website.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

14	Code of Business Conduct and Ethics

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Peru Copper Corporation

	By:	/s/ Armando Ortega
Armando Ortega
	Its:	Vice-President, Legal

Date: October 22, 2004

Exhibit Index

14	Code of Business Conduct and Ethics